EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL TO EXPAND ITS CHARTWELL INVESTMENT MANAGEMENT
BUSINESS WITH ACQUISITION OF THE KILLEN GROUP

-- Strategic acquisition increases Chartwell revenues to more than $44 million and AUM to more than $10 billion --

PITTSBURGH, Dec. 16, 2015 - TriState Capital Holdings, Inc. (NASDAQ: TSC) entered into a definitive asset-purchase agreement to acquire The Killen Group, Inc. (TKG), an investment management firm and the advisor to The Berwyn Funds.

“This transaction creates an investment management firm with annual revenues approaching $50 million and more than $10 billion in assets under management, as part of our well-defined strategy for growing our Chartwell Investment Partners business into a world-class asset manager,” TriState Capital Chief Executive Officer James F. Getz said. “We have an exceptional opportunity to combine Killen’s highly credible investment performance, particularly by the Morningstar five-star rated Berwyn Income Fund, with our proven national financial services distribution model to meaningfully accelerate growth in client assets, while enhancing Chartwell’s retail and institutional offerings through The Berwyn Funds.”

Together, TKG and TriState Capital’s Chartwell Investment Partners subsidiary would have pro forma investment management fees of $44.3 million, representing 38% of total company revenue, for the 12 months ending Sept. 30, 2015, as well as a weighted average fee rate of 0.41% during the period. TKG and Chartwell’s pro forma assets under management would total $10.1 billion at Sept. 30, 2015.

The value of the all-cash transaction is estimated to be in the range of $30 million to $35 million. This includes an initial purchase price of $15 million, or 5.0 times a base EBITDA (earnings before interest, taxes, depreciation and amortization) of $3.0 million, and an estimated $15 million to $20 million for contingent consideration that may be earned based on 7.0 times the incremental growth in TKG’s annual run rate EBITDA in excess of $3.0 million at Dec. 31, 2016.

Established in 1982, TKG provides active portfolio management and investment advisory services to a variety of institutional and separately managed account clients nationwide. TKG’s investment management fees were $14.3 million on an annual-run-rate basis at an average weighted rate of 0.56%, as of Sept. 30, 2015, and its AUM totaled $2.5 billion at the end of the period. TKG is investment advisor to The Berwyn Funds, including the Berwyn Income Fund, a Morningstar five-star rated conservative allocation strategy with a net asset value of $1.9 billion at Sept. 30, 2015. With its long-term record of strong performance, this fund was included in Morningstar’s 2015 “Fantastic 50” and 2014 “Fantastic 48” lists, which recognized an exclusive group of high-performing mutual funds that meet the independent investment research firm’s strict criteria.

“We’ve long admired what Bob Killen and his team have built, delivering specialized investment expertise to a select clientele and, through The Berwyn Funds, mutual fund shareholders,” said Chartwell Managing Partner and Chief Executive Officer Timothy J. Riddle, who will continue to lead TriState Capital’s investment management subsidiary after transaction closing. “We’re excited to welcome the Killen team, its high-performing products and distinguished brand to Chartwell, as we continue the growth of our boutique money management business and provide additional products and capabilities for the benefit of both our firms’ clients.”

In conjunction with the transaction, TKG’s investment professionals have signed multi-year restrictive agreements with Chartwell, including its Chairman and Chief Executive Officer Robert E. Killen. All TKG employees are expected to join Chartwell at closing.

“In Chartwell, we found an ideal partner for our clients and our people,” said Killen. “It’s a firm that shares our philosophy for disciplined value investing and active portfolio management, while providing the exceptional distribution, technology and operational resources we sought to support the continued growth of our business. We’re looking forward to joining Tim’s team and collaborating with all our new TriState Capital colleagues to create and share in even greater success, together.”

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Upon closing of the acquisition, TriState Capital plans to integrate TKG’s personnel and operations into Chartwell, while maintaining The Berwyn Funds brand. With both TKG and Chartwell headquartered in Berwyn, Pa., the firms are expected to consolidate their offices in the Main Line suburb of Philadelphia before the end of 2016.

The board of directors of TriState Capital, TKG’s owners and board, and the board of trustees of The Berwyn Funds have voted in favor of the transaction. Closing is anticipated in the second quarter of 2016, subject to regulatory requirements, approval by shareholders of The Berwyn Funds, certain TKG-client consents, and other customary closing conditions and adjustments.

Keevican Weiss Bauerle & Hirsch LLC served as TriState Capital’s legal advisor on the transaction. Stephens Inc. provided a fairness opinion to TriState Capital. Fox Rothschild LLP served as TKG's legal advisor on the transaction.

Following today’s announcement by the Federal Reserve Board’s Open Market Committee that it determined to begin increasing the federal funds target rate, TriState Capital reiterates that it remains very well positioned to profit from a rising interest-rate environment. TriState Capital continues to manage a highly asset-sensitive balance sheet, as 84% of its loan portfolio and 58% of its securities portfolio were floating rate, at Sept. 30, 2015. In addition, 36% of deposits were fixed-rate time deposits.

CONFERENCE CALL
TriState Capital will hold a conference call to review the details of the TKG transaction tomorrow, December 17, at 8:30 a.m. ET. The live call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations. Participants should dial in at least 10 minutes prior to the call and request the “TSC Conference Call.”

A replay of the call will be available for approximately one week following the live teleconference, and the replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 form Canada or 412-317-0088 from other international locations and entering the conference number 10077517.

A slide presentation with additional information on the transaction will be available at http://investors.tristatecapitalbank.com.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary has $3.1 billion in assets, as of September 30, 2015, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary has $7.6 billion in assets under management, as of September 30, 2015, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

ABOUT THE KILLEN GROUP
The Killen Group, Inc. is a premier provider of investment advisory services to individuals, corporations and non-profit organizations. A major component of The Killen Group’s work is the management of The Berwyn Funds family of no-load mutual funds and its individually managed accounts. Since its inception, The Killen Group has maintained a sensible, value-oriented investment philosophy. Constructing a diversified portfolio of undervalued, well-managed companies with long-term stock appreciation potential is the essence of the firm’s work. As the company has evolved, it has also developed expertise in the management of fixed income securities and enjoys a sound long-term record in this area. For more information, please visit http://thekillengroup.com/.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

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IMPORTANT INFORMATION FOR BERWYN MUTUAL FUND SHAREHOLDERS
This press release is not a solicitation of a proxy from any shareholder of The Berwyn Funds. A prospectus/proxy statement with respect to the proposed transaction will be mailed to shareholders of The Berwyn Funds and filed with the Securities and Exchange Commission. Investors and shareholders of The Berwyn Funds are urged to read the prospectus/proxy statement regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, as they will contain important information. The prospectus/proxy statement will be available free of charge from the SEC’s website at www.sec.gov or by calling The Berwyn Funds at 1-800-992-6757.

In soliciting shareholder approval of the transactions, The Berwyn Funds, as well as their trustees, officers and advisors, may be deemed to be participants in the solicitation. Information about the funds’ trustees may be found in their annual reports and statement of additional information most recently filed with the SEC and available free of charge from the SEC’s website at www.sec.gov, or by calling The Berwyn Funds at 1-800-992-6757.

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MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
TriState Capital Holdings, Inc.
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

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